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                                                                    EXHIBIT 10.1

                                AMENDMENT NO. 1
                           TO SHARE PURCHASE WARRANT

     This Amendment No. 1, dated as of February 13, 2001 (the "Amendment"), to Share Purchase Warrant, dated July 1, 1998, (the "Warrant"), is entered into by and between NMT Medical, Inc. (f/k/a Nitinol Medical Technologies, Inc.), a Delaware corporation (the "Company"), and Fletcher Spaght, Inc., a Massachusetts corporation (the "Holder").

                                    RECITALS
                                    --------

     WHEREAS, the Company and the Holder are parties to the Share Purchase Warrant, dated July 1, 1998, pursuant to which the Holder is entitled to subscribe for and purchase from the Company, upon the terms and conditions set forth therein, at any time or from time to time until 5:00 p.m. New York City time on February 14, 2001 (the "Expiration Date") all or any portion of 83,329 shares of common stock of the Company, par value $0.001 per share, subject to adjustment as provided therein, at a price of $1.13 per share, subject to adjustment as provided therein;

     WHEREAS, in consideration of certain services to be provided by the Holder to the Company, the Company and the Holder wish to amend the Warrant to extend the Expiration Date of the Warrant to February 14, 2003, and the Board of Directors of the Company unanimously approved such an amendment on February 13, 2001;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to Expiration Date. The introductory paragraph of the Warrant, beginning with "THIS CERTIFIES," and concluding with "has been transferred" is amended to be deleted in its entirety and replaced with the following:

     "THIS CERTIFIES that, for good and valuable consideration received,
     Fletcher Spaght, Inc. (the "Holder") is entitled to subscribe for and purchase from NMT Medical, Inc. (f/k/a Nitinol Medical Technologies, Inc.), a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time until 5:00 P.M. New York
     City time on February 14, 2003 (the "Expiration Date"), all or any portion of 83,329 Shares of common stock of the Company, par value $0.001 per share, subject to adjustment as provided herein (the "Warrant Shares"), at an exercise price of $1.13 per share, subject to adjustment as provided herein (the "Exercise Price"). This Warrant shall not be redeemable by the Company. The term "Shares" as used herein shall mean the Company's Shares of Common Stock, par value $0.001 per share. This Warrant may be sold, transferred, assigned or hypothecated at any time and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred."
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     2.  Remaining Agreement. Except as amended hereby, the Warrant shall remain
         -------------------
in full force and effect in all respects.

     3.  Counterparts; Effectiveness. This Amendment may be signed in any number
         ---------------------------
of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     4.  Governing Law.  This Amendment shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.



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     IN WITNESS WHEREOF, in accordance with Section 17 of the Warrant, the parties hereto have executed this Amendment as an instrument under seal by their duly authorized officers as of the date first written above.


                              NMT MEDICAL, INC.

                              By:  /s/ John E. Ahern
                                   -----------------
                                   John E. Ahern
                                   President and Chief Executive Officer


                              FLETCHER SPAGHT, INC.

                              By:  /s/ R. John Fletcher
                                   --------------------
                                   R. John Fletcher
                                   Chief Executive Officer

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